                                                                   Exhibit g.(i)
                         AMENDMENT TO CUSTODIAN CONTRACT

         This Amendment to the Custodian Contract is made as of February 28, 2001, by and between CIGNA Variable Products Group (the "Fund") and State Street Bank and Trust Company (the "Custodian"). Capitalized terms used in this Amendment without definition shall have the respective meanings given to such terms in the Custodian Contract referred to below.

         WHEREAS, the Fund and the Custodian entered into a Custodian Contract dated as of April 15, 1988 (as amended and in effect from time to time, the "Contract"); and

         WHEREAS, the Fund is authorized to issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets, and the Fund has made the following series subject to the Contract: CIGNA Variable Products S&P 500 Index Fund, CIGNA Variable Products High Yield Fund, CIGNA Variable Products Income Fund, CIGNA Variable Products International Stock Fund, CIGNA Variable Products Money Market Fund and CIGNA Variable Products Investment Grade Bond Fund (each such series, together with all other series subsequently established by the Fund and made subject to the Contract in accordance with the terms thereof, shall be referred to as a "Portfolio", and, collectively, the "Portfolios"); and

         WHEREAS, the Fund and the Custodian desire to amend certain provisions of the Contract to reflect revisions to Rule 17f-5 ("Rule 17f-5") and the adoption of Rule 17f-7 ("Rule 17f-7") promulgated under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, the Fund and the Custodian desire to amend and restate certain other provisions of the Contract relating to the custody of assets of each of the Portfolios held outside of the United States.

         NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, the parties hereby agree to amend the Contract, pursuant to the terms thereof, as follows:


I. The amendment to the Contract relating to the 1997 Rule 17f-5 revision promulgated under the Investment Company Act of 1940, dated February 22, 2000, is hereby deleted, and the parties hereto agree that it shall be and is replaced in its entirety by the provisions set forth below.

3.       PROVISIONS RELATING TO RULES 17F-5 AND 17F-7
         --------------------------------------------


3.1.     DEFINITIONS.  Capitalized terms in this Amendment shall have the
         -----------
following meanings:


"Country Risk" means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country's political environment, economic and financial infrastructure (including any Eligible Securities Depository operating in the country), prevailing or developing custody and settlement practices, and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

"Eligible Foreign Custodian" has the meaning set forth in section (a)(1) of Rule 17f-5, including a majority-owned or indirect subsidiary of a U.S. Bank (as defined in Rule 17f-5), a bank holding company meeting the requirements of an Eligible Foreign Custodian (as set forth in Rule 17f-5 or by other appropriate action of the U.S. Securities and Exchange Commission (the "SEC")), or a foreign branch of a Bank (as defined in Section 2(a)(5) of the 1940 Act) meeting the requirements of a custodian under Section 17(f) of the 1940 Act; the term does not include any Eligible Securities Depository.

"Eligible Securities Depository" has the meaning set forth in section (b)(1) of Rule 17f-7.

"Foreign Assets" means any of the Portfolios' investments (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents as are reasonably necessary to effect the Portfolios' transactions in such investments.

"Foreign Custody Manager" has the meaning set forth in section (a)(3) of Rule 17f-5.

3.2.     THE CUSTODIAN AS FOREIGN CUSTODY MANAGER.
         ----------------------------------------

         3.2.1 DELEGATION TO THE CUSTODIAN AS FOREIGN CUSTODY MANAGER. The Fund
               ------------------------------------------------------
represents and warrants that, by resolution adopted by its Board of Trustees (the "Board"), the Board has delegated to the Custodian, subject to Section (b) of Rule 17f-5, the responsibilities set forth in this Section 3.2 with respect to Foreign Assets of the Portfolios held outside the United States, and the Custodian hereby accepts such delegation as Foreign Custody Manager with respect to the Portfolios.

         3.2.2 COUNTRIES COVERED. The Foreign Custody Manager shall be
               -----------------
responsible for performing the delegated responsibilities defined below only with respect to the countries and custody arrangements for each such country listed on Schedule A to this Contract, which list of countries may be amended from time to time by the Fund with the agreement of the Foreign Custody Manager. The Foreign Custody Manager shall list on Schedule A the Eligible Foreign Custodians selected by the Foreign Custody Manager to maintain the Foreign Assets, which list of Eligible Foreign Custodians may be amended from time to time in the sole discretion of the Foreign Custody Manager. The Foreign

Custody Manager will provide amended versions of Schedule A in accordance with
Section 3.2.5 hereof.

Upon the receipt by the Foreign Custody Manager of Proper Instructions to open an account or to place or maintain Foreign Assets in a country listed on Schedule A, and the fulfillment by the Fund, on behalf of the Portfolios, of the applicable account opening requirements for such country, the Foreign Custody Manager shall be deemed to have been delegated by the Board on behalf of the Portfolios responsibility as Foreign Custody Manager with respect to that country and to have accepted such delegation. Execution of this Amendment by the Fund shall be deemed to be a Proper Instruction to open an account, or to place or maintain Foreign Assets, in each country listed on Schedule A in which the Custodian has previously placed or currently maintains Foreign Assets pursuant to the terms of the Contract. Following the receipt of Proper Instructions directing the Foreign Custody Manager to close the account of a Portfolio with the Eligible Foreign Custodian selected by the Foreign Custody Manager in a designated country, the delegation by the Board on behalf of the Portfolios to the Custodian as Foreign Custody Manager for that country shall be deemed to have been withdrawn and the Custodian shall immediately cease to be the Foreign Custody Manager of the Portfolios with respect to that country.


The Foreign Custody Manager may withdraw its acceptance of delegated responsibilities with respect to a designated country upon written notice to the Fund. Thirty days (or such longer period to which the parties agree in writing) after receipt of any such notice by the Fund, the Custodian shall have no further responsibility in its capacity as Foreign Custody Manager to the Fund with respect to the country as to which the Custodian's acceptance of delegation is withdrawn.

         3.2.3    SCOPE OF DELEGATED RESPONSIBILITIES:
                  -----------------------------------

                  (a) SELECTION OF ELIGIBLE FOREIGN CUSTODIANS. Subject to the
                      ----------------------------------------
provisions of this Section 3.2, the Foreign Custody Manager may place and maintain the Foreign Assets in the care of the Eligible Foreign Custodian selected by the Foreign Custody Manager in each country listed on Schedule A, as amended from time to time. In performing its delegated responsibilities as Foreign Custody Manager to place or maintain Foreign Assets with an Eligible Foreign Custodian, the Foreign Custody Manager shall determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Foreign Assets will be held by that Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation the factors specified in Rule 17f-5(c)(1).

                  (b) CONTRACTS WITH ELIGIBLE FOREIGN CUSTODIANS. The Foreign
                      ------------------------------------------
Custody Manager shall determine that the contract governing the foreign custody arrangements with each Eligible Foreign Custodian selected by the Foreign Custody Manager will satisfy the requirements of Rule 17f-5(c)(2).

                  (c) MONITORING. In each case in which the Foreign Custody
                      ----------
Manager maintains Foreign Assets with an Eligible Foreign Custodian selected by the Foreign Custody Manager, the Foreign Custody Manager shall establish a system to monitor, in accordance with Rule 17f-5(c)(3), (i) the appropriateness of maintaining the Foreign Assets with such Eligible Foreign Custodian and (ii) the contract governing the custody arrangements established by the Foreign Custody Manager with the Eligible Foreign Custodian. In the event the Foreign Custody Manager determines that the custody arrangements with an Eligible Foreign Custodian it has selected are no longer appropriate, the Foreign Custody Manager shall notify the Board in accordance with Section 3.2.5 hereunder.

         3.2.4 GUIDELINES FOR THE EXERCISE OF DELEGATED AUTHORITY. For purposes
               --------------------------------------------------
of this Section 3.2, the Foreign Custody Manager shall not be responsible for such Country Risk as is incurred by placing and maintaining the Foreign Assets in each country for which the Custodian is serving as Foreign Custody Manager of the Portfolios.

         3.2.5 REPORTING REQUIREMENTS. The Foreign Custody Manager shall report
               ----------------------
the withdrawal of the Foreign Assets from an Eligible Foreign Custodian and the placement of such Foreign Assets with another Eligible Foreign Custodian by providing to the Board an amended Schedule A at the end of the calendar quarter in which an amendment to such Schedule has occurred. The Foreign Custody Manager shall make written reports notifying the Board of any other material change in the foreign custody arrangements of the Portfolios described in this Section 3.2 after the occurrence of the material change.

         3.2.6 STANDARD OF CARE AS FOREIGN CUSTODY MANAGER OF A PORTFOLIO. In
               ----------------------------------------------------------
performing the responsibilities delegated to it, the Foreign Custody Manager agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of assets of management investment companies registered under the 1940 Act would exercise.

         3.2.7 REPRESENTATIONS WITH RESPECT TO RULE 17F-5. The Foreign Custody
               ------------------------------------------
Manager represents to the Fund that (i) it is a U.S. Bank as defined in section
(a)(7) of Rule 17f-5, and (ii) each institution listed on Schedule A is an Eligible Foreign Custodian. The Fund represents to the Custodian that the Board has determined that it is reasonable for the Board to rely on the Custodian to perform the responsibilities delegated pursuant to this Contract to the Custodian as the Foreign Custody Manager of the Portfolios.

         3.2.8 EFFECTIVE DATE AND TERMINATION OF THE CUSTODIAN AS FOREIGN
               ----------------------------------------------------------
CUSTODY MANAGER. The Board's delegation to the Custodian as Foreign Custody
---------------
Manager of the Portfolios shall be effective as of the date hereof and shall remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective thirty (30) days after receipt by the non-terminating party of such notice. The provisions of Section 3.2.2 hereof shall govern the delegation to and termination of the Custodian as Foreign Custody Manager of the Portfolios with respect to designated countries.

3.3      ELIGIBLE SECURITIES DEPOSITORIES.
         --------------------------------

         3.3.1 ANALYSIS AND MONITORING. The Custodian shall (a) provide the Fund
               -----------------------
(or its duly-authorized investment manager or investment adviser) with an analysis of the custody risks associated with maintaining assets with the Eligible Securities Depositories set forth on Schedule B hereto in accordance with section (a)(1)(i)(A) of Rule 17f-7, and (b) monitor such risks on a continuing basis, and promptly notify the Fund (or its duly-authorized investment manager or investment adviser) of any material change in such risks, in accordance with section (a)(1)(i)(B) of Rule 17f-7.

         3.3.2 STANDARD OF CARE. The Custodian agrees to exercise reasonable
               ----------------
care, prudence and diligence in performing the duties set forth in Section
3.3.1.

4.       DUTIES OF THE CUSTODIAN WITH RESPECT TO PROPERTY OF THE PORTFOLIOS HELD
         -----------------------------------------------------------------------
         OUTSIDE THE UNITED STATES.
         -------------------------

4.1      DEFINITIONS.  Capitalized terms in this Article 4 shall have the
         -----------
following meanings:

"Foreign Securities System" means an Eligible Securities Depository listed on Schedule B hereto.

"Foreign Sub-Custodian" means a foreign banking institution serving as an Eligible Foreign Custodian.

4.2.     HOLDING SECURITIES. The Custodian shall identify on its books as
         ------------------
belonging to the Portfolios the foreign securities held by each Foreign Sub-Custodian or Foreign Securities System. The Custodian may hold foreign securities for all of its customers, including the Portfolios, with any Foreign Sub-Custodian in an account that is identified as belonging to the Custodian for the benefit of its customers, provided however, that (i) the records of the Custodian with respect to foreign securities of the Portfolios which are maintained in such account shall identify those securities as belonging to the Portfolios and (ii), to the extent permitted and customary in the market in which the account is maintained, the Custodian shall require that securities so held by the Foreign Sub-Custodian be held separately from any assets of such Foreign Sub-Custodian or of other customers of such Foreign Sub-Custodian.

4.3.     FOREIGN SECURITIES SYSTEMS.  Foreign securities shall be maintained in
         --------------------------
a Foreign Securities System in a designated country through arrangements implemented by the Custodian or a Foreign Sub-Custodian, as applicable, in such country.

4.4.     TRANSACTIONS IN FOREIGN CUSTODY ACCOUNT.
         ---------------------------------------

         4.4.1. DELIVERY OF FOREIGN ASSETS. The Custodian or a Foreign
                --------------------------
Sub-Custodian shall release and deliver foreign securities of the Portfolios held by the Custodian or such Foreign Sub-Custodian, or in a Foreign Securities System account, only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

         (i) upon the sale of such foreign securities for the Portfolio in accordance with commercially reasonable market practice in the country where such foreign securities are held or traded, including, without limitation: (A) delivery against expectation of receiving later payment; or (B) in the case of a sale effected through a Foreign Securities System, in accordance with the rules governing the operation of the Foreign Securities System;

         (ii) in connection with any repurchase agreement related to foreign securities;

         (iii) to the depository agent in connection with tender or other similar offers for foreign securities of the Portfolios;

         (iv) to the issuer thereof or its agent when such foreign securities are called, redeemed, retired or otherwise become payable;

         (v) to the issuer thereof, or its agent, for transfer into the name of the Custodian (or the name of the respective Foreign Sub-Custodian or of any nominee of the Custodian or such Foreign Sub-Custodian) or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units;

         (vi) to brokers, clearing banks or other clearing agents for examination or trade execution in accordance with market custom; provided that in any such case the Foreign Sub-Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Foreign Sub-Custodian's own negligence or willful misconduct;

         (vii) for exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement;

         (viii) in the case of warrants, rights or similar foreign securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities;

         (ix) for delivery as security in connection with any borrowing by the Portfolios requiring a pledge of assets by the Portfolios;

         (x) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

         (xi)     in connection with the lending of foreign securities; and

         (xii) for any other purpose, but only upon receipt of Proper Instructions specifying the foreign securities to be delivered and naming the person or persons to whom delivery of such securities shall be made.

         4.4.2. PAYMENT OF PORTFOLIO MONIES. Upon receipt of Proper
                ---------------------------
Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out, or direct the respective Foreign Sub-Custodian or the respective Foreign Securities System to pay out, monies of a Portfolio in the following cases only:

         (i) upon the purchase of foreign securities for the Portfolio, unless otherwise directed by Proper Instructions, by (A) delivering money to the seller thereof or to a dealer therefor (or an agent for such seller or dealer) against expectation of receiving later delivery of such foreign securities; or (B) in the case of a purchase effected through a Foreign Securities System, in accordance with the rules governing the operation of such Foreign Securities System;

         (ii) in connection with the conversion, exchange or surrender of foreign securities of the Portfolio;

         (iii) for the payment of any expense or liability of the Portfolio, including but not limited to the following payments: interest, taxes, investment advisory fees, transfer agency fees, fees under this Contract, legal fees, accounting fees, and other operating expenses;

         (iv) for the purchase or sale of foreign exchange or foreign exchange contracts for the Portfolio, including transactions executed with or through the Custodian or its Foreign Sub-Custodians;

         (v) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

         (vi) for payment of part or all of the dividends received in respect of securities sold short;

         (vii) in connection with the borrowing or lending of foreign securities; and

         (viii) for any other purpose, but only upon receipt of Proper Instructions specifying the amount of such payment and naming the person or persons to whom such payment is to be made.

         4.4.3. MARKET CONDITIONS. Notwithstanding any provision of this
                -----------------
Contract to the contrary, settlement and payment for Foreign Assets received for the account of the Portfolios and delivery of Foreign Assets maintained for the account of the Portfolios may be effected in accordance with the customary established securities trading or processing practices and procedures in the country or market in which the transaction occurs, including, without limitation, delivering Foreign Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) with the expectation of receiving later payment for such Foreign Assets from such purchaser or dealer.

The Custodian shall provide to each Portfolio's investment adviser (and sub-adviser, where applicable), as identified in Proper Instructions by the Board, the information with respect to custody and settlement practices in countries in which the Custodian employs a Foreign Sub-Custodian described on Schedule C hereto at the time or times set forth on such Schedule. The Custodian may revise Schedule C from time to time, provided that no such revision shall result in such adviser or sub-adviser being provided with substantively less information than had been previously provided hereunder.

4.5. REGISTRATION OF FOREIGN SECURITIES. The foreign securities maintained in
     ----------------------------------
the custody of a Foreign Sub-Custodian (other than bearer securities) shall be registered in the name of the applicable Portfolio or in the name of the Custodian or in the name of any Foreign Sub-Custodian or in the name of any nominee of the foregoing, and the Fund on behalf of such Portfolio agrees to hold any such nominee harmless from any liability as a holder of record of such foreign securities. The Custodian or a Foreign Sub-Custodian shall not be obligated to accept securities on behalf of a Portfolio under the terms of this Contract unless the form of such securities and the manner in which they are delivered are in accordance with reasonable market practice.

4.6 BANK ACCOUNTS. The Custodian shall identify on its books as belonging to the
    -------------
Fund cash (including cash denominated in foreign currencies) deposited with the Custodian. Where the Custodian is unable to maintain, or market practice does not facilitate the maintenance of, cash on the books of the Custodian, a bank account or bank accounts shall be opened and maintained outside the United States on behalf of a Portfolio with a Foreign Sub-Custodian. All accounts referred to in this Section shall be subject only to draft or order by the Custodian (or, if applicable, such Foreign Sub-Custodian) acting pursuant to the terms of this Agreement to hold cash received by or from or for the account of the Portfolio. Cash maintained on the books of the Custodian (including its branches, subsidiaries and affiliates), regardless of currency denomination, is maintained in bank accounts established under, and subject to the laws of, The Commonwealth of Massachusetts.

4.7. COLLECTION OF INCOME. The Custodian shall use reasonable commercial efforts
     --------------------
to collect all income and other payments with respect to the Foreign Assets held hereunder to which the Portfolios shall be entitled and shall credit such income, as collected, to the applicable Portfolio. In the event that extraordinary measures are required to collect such income, the Fund and the Custodian shall consult as to such measures and as to the compensation and expenses of the Custodian relating to such measures.

4.8 SHAREHOLDER RIGHTS. With respect to the foreign securities held pursuant to
    ------------------
this Article 4, the Custodian will use reasonable commercial efforts to facilitate the exercise of voting and other shareholder rights, subject always to the laws, regulations and practical constraints that may exist in the country where such securities are issued. The Fund acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of the Fund to exercise shareholder rights.

4.9. COMMUNICATIONS RELATING TO FOREIGN SECURITIES. The Custodian shall transmit
     ---------------------------------------------
promptly to the Fund written information with respect to materials received by the Custodian via the Foreign Sub-Custodians from issuers of the foreign securities being held for the account of the Portfolios (including, without limitation, pendency of calls and maturities of foreign securities and expirations of rights in connection therewith). With respect to tender or exchange offers, the Custodian shall transmit promptly to the Fund written information with respect to materials so received by the Custodian from issuers of the foreign securities whose tender or exchange is sought or from the party (or its agents) making the tender or exchange offer. The Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with foreign securities or other property of the Portfolios at any time held by it unless (i) the Custodian or the respective Foreign Sub-Custodian is in actual possession of such foreign securities or property and (ii) the Custodian receives Proper Instructions with regard to the exercise of any such right or power, and both (i) and (ii) occur at least three business days prior to the date on which the Custodian is to take action to exercise such right or power.

4.10.    LIABILITY OF FOREIGN SUB-CUSTODIANS.
         -----------------------------------

Each agreement pursuant to which the Custodian employs a Foreign Sub-Custodian shall, to the extent possible, require the Foreign Sub-Custodian to exercise reasonable care in the performance of its duties, and to indemnify, and hold harmless, the Custodian from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the Foreign Sub-Custodian's performance of such obligations. At the Fund's election, the Portfolios shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a Foreign Sub-Custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Portfolios have not been made whole for any such loss, damage, cost, expense, liability or claim.


4.11.    TAX LAW.
         -------

The Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on the Fund, the Portfolios or the Custodian as custodian of the Portfolios by the tax law of the United States or of any state or political subdivision thereof. It shall be the responsibility of the Fund (except as to taxes attributable to the domicile of the Custodian in Massachusetts and in such case the Custodian shall notify the Fund) to notify the Custodian of the obligations imposed on the Fund with respect to the Portfolios or the Custodian as custodian of the Portfolios by the tax law of countries other than those mentioned in the above sentence, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibility of the Custodian with regard to such tax law shall be to use reasonable efforts to assist the Fund with respect to any claim for exemption or refund under the tax law of countries for which the Fund has provided such information.

4.12.    LIABILITY OF CUSTODIAN.
         ----------------------

Except as may arise from the Custodian's own negligence or willful misconduct or the negligence or willful misconduct of a Sub-Custodian, the Custodian shall be without liability to the Fund for any loss, liability, claim or expense resulting from or caused by anything which is part of Country Risk.

The Custodian shall be liable for the acts or omissions of a Foreign Sub-Custodian to the same extent as set forth with respect to sub-custodians generally in the Contract and, regardless of whether assets are maintained in the custody of a Foreign Sub-Custodian or a Foreign Securities System, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism, or any other loss where the Sub-Custodian has otherwise acted with reasonable care.


II. Except as specifically superseded or modified herein, the terms and provisions of the Contract shall continue to apply with full force and effect. In the event of any conflict between the terms of the Contract prior to this Amendment and this Amendment, the terms of this Amendment shall prevail. If the Custodian is delegated the responsibilities of Foreign Custody Manager pursuant to the terms of Article 3 hereof, in the event of any conflict between the provisions of Articles 3 and 4 hereof, the provisions of Article 3 shall prevail.

         IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and behalf by its duly authorized representative as of the date first above written.



WITNESSED BY:                  STATE STREET BANK and TRUST COMPANY


/s/ Jean S. Carr                      /s/ Ronald E. Logue
______________________         By:_______________________________________
Jean S. Carr
Assistant Vice President &     Name:   Ronald E. Logue
Associate Counsel              Title:  Vice Chairman and Chief Operating Officer





WITNESSED BY:                  CIGNA Variable Products Group

/s/ Jeffrey S. Winer                   /s/ Alfred A. Bingham III
_______________________        By: ____________________________________
Name:  Jeffrey S. Winer        Name: Alfred A. Bingham III
Title: Vice President and      Title:   Vice President and Treasurer

                                                                    Exhibit g(i)

                                  STATE STREET                        SCHEDULE A
                            GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS


COUNTRY             SUBCUSTODIAN

Argentina           Citibank, N.A


Australia           Westpac Banking Corporation


Austria             Erste Bank der Oesterreichischen
                    Sparkassen AG


Bahrain             HSBC Bank Middle East
                    (as delegate of The Hongkong and
                    Shanghai Banking Corporation Limited)


Bangladesh          Standard Chartered Bank


Belgium             Fortis Bank nv-sa


Bermuda             The Bank of Bermuda Limited


Bolivia             Citibank, N.A.


Botswana            Barclays Bank of Botswana Limited


Brazil              Citibank, N.A.


Bulgaria            ING Bank N.V.


Canada              State Street Trust Company Canada


Chile               BankBoston, N.A.


People's Republic   The Hongkong and Shanghai
of China            Banking Corporation Limited,
                    Shanghai and Shenzhen branches


Colombia            Cititrust Colombia S.A. Sociedad Fiduciaria


01/31/01                                  1

                                 STATE STREET                         SCHEDULE A
                            GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS


COUNTRY             SUBCUSTODIAN

Costa Rica          Banco BCT S.A.


Croatia             Privredna Banka Zagreb d.d.


Cyprus              The Cyprus Popular Bank Ltd.


Czech Republic      Ceskoslovenska Obchodni
                    Banka, A.S.


Denmark             Danske Bank A/S


Ecuador             Citibank, N.A.


Egypt               Egyptian British Bank S.A.E.
                    (as delegate of The Hongkong
                    and Shanghai Banking Corporation
                    Limited)


Estonia             Hansabank


Finland             Merita Bank Plc.


France              BNP Paribas, S.A.


Germany             Dresdner Bank AG


Ghana               Barclays Bank of Ghana Limited


Greece              National Bank of Greece S.A.


Hong Kong           Standard Chartered Bank


Hungary             Citibank Rt.


Iceland             Icebank Ltd.


01/31/01                               2

                                 STATE STREET                         SCHEDULE A
                            GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS


COUNTRY             SUBCUSTODIAN

India               Deutsche Bank AG

                    The Hongkong and Shanghai
                    Banking Corporation Limited

Indonesia           Standard Chartered Bank


Ireland             Bank of Ireland


Israel              Bank Hapoalim B.M.


Italy               BNP Paribas, Italian Branch


Ivory Coast         Societe Generale de Banques
                    en Cote d'Ivoire


Jamaica             Scotiabank Jamaica Trust and Merchant
                    Bank Ltd.


Japan               The Fuji Bank, Limited

                    The Sumitomo Bank, Limited


Jordan              HSBC Bank Middle East
                    (as delegate of The Hongkong and
                    Shanghai Banking Corporation Limited)


Kazakhstan          HSBC Bank Kazakhstan


Kenya               Barclays Bank of Kenya Limited


Republic of Korea   The Hongkong and Shanghai Banking
                    Corporation Limited


Latvia              A/s Hansabank


01/31/01                              3

                                 STATE STREET                         SCHEDULE A
                            GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS


COUNTRY             SUBCUSTODIAN

Lebanon             HSBC Bank Middle East
                    (as delegate of The Hongkong and
                    Shanghai Banking Corporation Limited)


Lithuania           Vilniaus Bankas AB


Malaysia            Standard Chartered Bank Malaysia Berhad


Mauritius           The Hongkong and Shanghai
                    Banking Corporation Limited


Mexico              Citibank Mexico, S.A.


Morocco             Banque Commerciale du Maroc


Namibia             Standard Bank Namibia Limited


The Netherlands     Fortis Bank (Nederland) N.V.


New Zealand         ANZ Banking Group (New Zealand) Limited


Nigeria             Stanbic Merchant Bank Nigeria Limited


Norway              Christiania Bank og Kreditkasse ASA


Oman                HSBC Bank Middle East
                    (as delegate of The Hongkong and
                    Shanghai Banking Corporation Limited)


Pakistan            Deutsche Bank A.G.


Palestine           HSBC Bank Middle East
                    (as delegate of The Hongkong and
                    Shanghai Banking Corporation Limited)


Panama              BankBoston, N.A.

01/31/01                              4

                                 STATE STREET                         SCHEDULE A
                            GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS


COUNTRY             SUBCUSTODIAN


Peru                Citibank, N.A.


Philippines         Standard Chartered Bank


Poland              Citibank (Poland) S.A.


Portugal            Banco Comercial Portugues


Qatar               HSBC Bank Middle East
                    (as delegate of The Hongkong and
                    Shanghai Banking Corporation Limited)


Romania             ING Bank N.V.


Russia              Credit Suisse First Boston AO - Moscow
                    (as delegate of Credit Suisse
                    First Boston - Zurich)


Singapore           The Development Bank of Singapore Limited


Slovak Republic     Ceskoslovenska Obchodni Banka, A.S.


Slovenia            Bank Austria Creditanstalt d.d. - Ljubljana


South Africa        Standard Bank of South Africa Limited


Spain               Banco Santander Central Hispano S.A.


Sri Lanka           The Hongkong and Shanghai
                    Banking Corporation Limited


Swaziland           Standard Bank Swaziland Limited


Sweden              Skandinaviska Enskilda Banken




01/31/01                             5

                                 STATE STREET                         SCHEDULE A
                            GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS


COUNTRY             SUBCUSTODIAN


Switzerland         UBS AG


Taiwan - R.O.C.     Central Trust of China


Thailand            Standard Chartered Bank


Trinidad & Tobago   Republic Bank Limited


Tunisia             Banque Internationale Arabe de Tunisie


Turkey              Citibank, N.A.


Ukraine             ING Bank Ukraine


United Kingdom      State Street Bank and Trust Company,
                    London Branch


Uruguay             BankBoston N.A.


Venezuela           Citibank, N.A.


Vietnam             The Hongkong and Shanghai
                    Banking Corporation Limited


Zambia              Barclays Bank of Zambia Limited


Zimbabwe            Barclays Bank of Zimbabwe Limited


01/31/01                                 6

                                  STATE STREET                        SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS


     COUNTRY                       DEPOSITORIES


     Argentina                     Caja de Valores S.A.


     Australia                     Austraclear Limited

                                   Reserve Bank Information and
                                   Transfer System


     Austria                       Oesterreichische Kontrollbank AG
                                   (Wertpapiersammelbank Division)


     Belgium Caisse Interprofessionnelle de Depots et de Virements de Titres, S.A.

                                   Banque Nationale de Belgique


     Brazil                        Companhia Brasileira de Liquidacao e Custodia

                                   Sistema Especial de Liquidacao e de Custodia
                                   (SELIC)


                                   Central de Custodia e de Liquidacao
                                   Financeira de Titulos Privados (CETIP)


     Bulgaria                      Central Depository AD

                                   Bulgarian National Bank


     Canada                        Canadian Depository for Securities Limited

     Chile                         Deposito Central de Valores S.A.


     People's Republic             Shanghai Securities Central Clearing &
     of China                      Registration Corporation

                                   Shenzhen Securities Clearing Co., Ltd.


     Colombia                      Deposito Centralizado de Valores


01/31/01

                                 STATE STREET                         SCHEDULE B
                            GLOBAL CUSTODY NETWORK
                   DEPOSITORIES OPERATING IN NETWORK MARKETS

     COUNTRY                       DEPOSITORIES


     Costa Rica                    Central de Valores S.A.

     Croatia                       Ministry of Finance

                                   National Bank of Croatia

                                   Sredisnja Depozitarna Agencija d.d.

     Czech Republic                Stredisko cennych papiru

                                   Czech National Bank

     Denmark                       Vaerdipapircentralen (Danish Securities
                                   Center)


     Egypt                         Misr for Clearing, Settlement, and Depository


     Estonia                       Eesti Vaartpaberite Keskdepositoorium


     Finland                       Finnish Central Securities
                                   Depository


     France Societe Interprofessionnelle pour la Compensation des Valeurs Mobilieres


     Germany                       Clearstream Banking AG, Frankfurt


     Greece                        Bank of Greece,
                                   System for Monitoring Transactions in
                                   Securities in Book-Entry Form


     Hong Kong                     Central Clearing and Settlement System

                                   Central Moneymarkets Unit

     Hungary                       Kozponti Elszamolohaz es Ertektar
                                   (Budapest) Rt. (KELER)


01/31/01

                                 STATE STREET                         SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS

     COUNTRY                       DEPOSITORIES


     India                         National Securities Depository Limited

                                   Central Depository Services India Limited

                                   Reserve Bank of India


     Indonesia                     Bank Indonesia

                                   PT Kustodian Sentral Efek Indonesia


     Israel                        Tel Aviv Stock Exchange Clearing
                                   House Ltd. (TASE Clearinghouse)


     Italy                         Monte Titoli S.p.A.


     Ivory Coast                   Depositaire Central - Banque de Reglement


     Jamaica                       Jamaica Central Securities Depository
                                   (JASDEC)
                                   Bank of Japan Net System


     Japan                         Bank of Japan Net System


     Kazakhstan                    Central Depository of Securities


     Kenya                         Central Bank of Kenya


     Republic of Korea             Korea Securities Depository


     Latvia                        Latvian Central Depository


01/31/01

                                 STATE STREET                         SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS

     COUNTRY                       DEPOSITORIES

     Lebanon Custodian and Clearing Center of Financial Instruments for Lebanon and the Middle East (Midclear) S.A.L.


                                   Banque du Liban


     Lithuania                     Central Securities Depository of Lithuania


     Malaysia                      Malaysian Central Depository Sdn. Bhd.

                                   Bank Negara Malaysia,
                                   Scripless Securities Trading and Safekeeping
                                   System


     Mauritius                     Central Depository & Settlement Co. Ltd.


     Mexico                        S.D. INDEVAL
                                   (Instituto para el Deposito de Valores)


     Morocco                       Maroclear


     Netherlands                   Nederlands Centraal Instituut voor
                                   Giraal Effectenverkeer B.V. (NECIGEF)



     New Zealand                   New Zealand Central Securities
                                   Depository Limited


     Nigeria                       Central Securities Clearing System Limited


     Norway                        Verdipapirsentralen (Norwegian Central
                                   Securities Depository)


     Oman                          Muscat Depository & Securities
                                   Registration Company, SAOC

01/31/01

                                 STATE STREET                         SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS

     COUNTRY                       DEPOSITORIES


     Pakistan                      Central Depository Company of Pakistan
                                   Limited

                                   State Bank of Pakistan

     Palestine                     Clearing Depository and Settlement, a
                                   department of the Palestine Stock Exchange


     Peru Caja de Valores y Liquidaciones, Institucion de Compensacion y Liquidacion de Valores S.A.


     Philippines                   Philippine Central Depository, Inc.

                                   Registry of Scripless Securities
                                   (ROSS) of the Bureau of Treasury

     Poland                        National Depository of Securities
                                   (Krajowy Depozyt Papierow Wartosciowych SA)

                                   Central Treasury Bills Registrar


     Portugal                      Central de Valores Mobiliarios


     Qatar Central Clearing and Registration (CCR), a department of the Doha Securities Market


     Romania                       National Securities Clearing, Settlement and
                                   Depository Company

                                   Bucharest Stock Exchange Registry Division

                                   National Bank of Romania


     Singapore                     Central Depository (Pte) Limited

                                   Monetary Authority of Singapore

01/31/01

                                 STATE STREET                         SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS

     COUNTRY                       DEPOSITORIES


     Slovak Republic               Stredisko cennych papierov

                                   National Bank of Slovakia


     Slovenia                      Klirinsko Depotna Druzba d.d.


     South Africa                  Central Depository Limited

                                   Share Transactions Totally Electronic
                                   (STRATE) Ltd.


     Spain                         Servicio de Compensacion y
                                   Liquidacion de Valores, S.A.

                                   Banco de Espana, Central de Anotaciones en
                                   Cuenta


     Sri Lanka                     Central Depository System (Pvt) Limited


     Sweden                        Vardepapperscentralen VPC AB
                                   (Swedish Central Securities Depository)


     Switzerland                   SegaIntersettle AG (SIS)


     Taiwan - R.O.C.               Taiwan Securities Central Depository Co.,
                                   Ltd.


     Thailand                      Thailand Securities Depository Company
                                   Limited


     Tunisia Societe Tunisienne Interprofessionelle pour la Compensation et de Depots des Valeurs Mobilieres


     Turkey                        Takas ve Saklama Bankasi A.S. (TAKASBANK)

                                   Central Bank of Turkey

01/31/01

                                 STATE STREET                         SCHEDULE B
                            GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS

     COUNTRY                       DEPOSITORIES


     Ukraine                       National Bank of Ukraine


     United Kingdom                Central Gilts Office and
                                   Central Moneymarkets Office


     Venezuela                     Banco Central de Venezuela


     Zambia                        LuSE Central Shares Depository Limited

                                   Bank of Zambia


     TRANSNATIONAL

     Euroclear

     Clearstream Banking AG



01/31/01

                                   SCHEDULE C

                               MARKET INFORMATION

PULICATION/TYPE OF INFORMATION                         BRIEF DESCRIPTION
------------------------------                         -----------------
(FREQUENCY)


THE GUIDE TO CUSTODY IN WORLD MARKETS   an overview of safekeeping and settlement practices and
-------------------------------------   procedures in each market in which State Street Bank and
(annually)                              Trust Company offers custodial services.


GLOBAL CUSTODY NETWORK REVIEW           Information relating to the operating history and structure of
-----------------------------           depositories and subcustodians located in the markets in
(annually)                              which State Street Bank and Trust Company offers custodial services, including transnational depositories.


GLOBAL LEGAL SURVEY                     With respect to each market in which State Street Bank and
-------------------                     Trust Company offers custodial services, opinions relating to
(annually)                              whether local law restricts (i) access of a fund's independent public accountants to books and records of Foreign Sub-
                                        Custodian or Foreign Securities System, (ii) the Fund's ability to recover in the event of bankruptcy or insolvency of a
                                        Foreign Sub-Custodian or Foreign Securities System, (iii) the
                                        Fund's ability to recover in the event of a loss by a Foreign
                                        Sub-Custodian or Foreign Securities System, and (iv) the
                                        ability of a foreign investor to convert cash and cash
                                        equivalents to U.S. dollars.


SUBCUSTODIAN AGREEMENTS                 Copies of the Subcustodian contracts State Street Bank and
-----------------------                 Trust Company has entered into with each subcustodian in the
(annually)                              markets in which State Street Bank and Trust Company offers subcustody services to its US mutual fund clients.


Network Bulletins (weekly):             Developments of interest to investors in the markets in which
                                        State Street Bank and Trust Company offers custodial
                                        services.


Foreign Custody Advisories (as
necessary):                             With respect to markets in which State Street Bank and Trust
                                        Company offers custodial services which exhibit special
                                        custody risks, developments which may impact State Street's ability to deliver expected levels of service.
